Exhibit 95.1

Mine Safety Disclosures

The operation of Summit Materials, Inc.’s and its subsidiaries’ (collectively, the “Company’s”) aggregates quarries and mines are subject to regulation by the federal Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). MSHA inspects the Company’s quarries and mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation. Citations or orders may be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is required to present information regarding certain mining safety and health citations which MSHA has issued with respect to its aggregates mining operations in its periodic reports filed with the Securities and Exchange Commission (“SEC”). In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the quarry or mine and types of operations (underground or surface), (ii) the number of citations issued will vary from inspector to inspector and location to location, and (iii) citations and orders can be contested and appealed, and in that process, may be reduced in severity and amount, and are sometimes dismissed.

The Company presents the following items regarding certain mining safety and health matters for the year ended December 30, 2017, as applicable:

•

Total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard under Section 104 of the Mine Act for which the Company has received a citation from MSHA (hereinafter, “Section 104 S&S Citations”). If MSHA determines that a violation of a mandatory health or safety standard is likely to result in a reasonably serious injury or illness under the unique circumstance contributed to by the violation, MSHA will classify the violation as a “significant and substantial” violation (commonly referred to as a “S&S” violation). MSHA inspectors will classify each citation or order written as a “S&S” violation or not.

•

Total number of orders issued under Section 104(b) of the Mine Act (hereinafter, “Section 104(b) Orders”). These orders are issued for situations in which MSHA determines a previous violation covered by a Section 104(a) citation has not been totally abated within the prescribed time period, so a further order is needed to require the mine operator to immediately withdraw all persons (except authorized persons) from the affected area of a quarry or mine.

•

Total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under Section 104(d) of the Mine Act (hereinafter, “Section 104(d) Citations and Orders”). These violations are similar to those described above, but the standard is that the violation could significantly and substantially contribute to the cause and effect of a safety or health hazard, but the conditions do not cause imminent danger, and the MSHA inspector finds that the violation is caused by an unwarranted failure of the operator to comply with the health and safety standards.

•

Total number of flagrant violations under Section 110(b)(2) of the Mine Act (hereinafter, “Section 110(b)(2) Violations”). These violations are penalty violations issued if MSHA determines that violations are “flagrant”, for which civil penalties may be assessed. A “flagrant” violation means a reckless or repeated failure to make reasonable efforts to eliminate a known violation of a mandatory health or safety standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

•

Total number of imminent danger orders issued under Section 107(a) of the Mine Act (hereinafter, “Section 107(a) Orders”). These orders are issued for situations in which MSHA determines an imminent danger exists in the quarry or mine and results in orders of immediate withdrawal of all persons (except certain authorized persons) from the area of the quarry or mine affected by its condition until the imminent danger and the underlying conditions causing the imminent danger no longer exist.

•

Total dollar value of proposed assessments from MSHA under the Mine Act. These are the amounts of proposed assessments issued by MSHA with each citation or order for the time period covered by the reports. Penalties are assessed by MSHA according to a formula that considers a number of factors, including the mine operator’s history, size, negligence, gravity of the violation, good faith in trying to correct the violation promptly, and the effect of the penalty on the operator’s ability to continue in business.

•

Total number of mining-related fatalities. Mines subject to the Mine Act are required to report all fatalities occurring at their facilities unless the fatality is determined to be “non-chargeable” to the mining industry. The final rules of the SEC require disclosure of mining-related fatalities at mines subject to the Mine Act. Only fatalities determined by MSHA not to be mining-related may be excluded.

•

Receipt of written notice from MSHA of a pattern (or a potential to have such a pattern) of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of other mine health or safety hazards under Section 104(e) of the Mine Act. If MSHA determines that a mine has a “pattern” of these types of violations, or the potential to have such a pattern, MSHA is required to notify the mine operator of the existence of such a thing.

•	Legal actions before the Federal Mine Safety and Health Review Commission (the “Commission”) pending as of the last day of period.

•	Legal actions before the Commission initiated during period.

•	Legal actions before the Commission resolved during period.

The Commission is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. The cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA, or complaints of discrimination by miners under Section 105 of the Mine Act. There were no legal actions pending before the Commission for any of the Company’s quarries or mines, as of or during the year ended December 30, 2017.

Appendix 1 follows.

Appendix 1

										Total			Received
					Total					Dollar	Total	Received	Written			Total
					Number of					Value of	Number of	Written	Notice of			Dollar	Number of
					Section 104	Section 104(b)	Section 104(d)			Proposed	Mining	Notice Under	Potential	Number of	Number of	Value of	Complaints of
				Number of	S&S	Citations and	Citations and	Section 110(b)(2)	Section 107(a)	MSHA	Related	Section 104(e)	Violation under	Contested	Contested	Penalties in	Discharge or
Name of Company	Name or Operation	MSHA ID	State	Inspections	Citation	Orders	Orders	Violations	Orders	Assessments	Fatalities	(yes/no)	104€ (yes/no)	Citations	Penalties	Contest	Discrimination
Alleyton Resources	4L Ranch	4104416	TX	1	-	-	-	-	-	$-	-	No	No	-	-	$-	-
Alleyton Resources	Altair Plant	4104375	TX	2	-	-	-	-	-	236	-	No	No	-	-	-	-
Alleyton Resources	Duncan Plant	4105187	TX	2	-	-	-	-	-	232	-	No	No	-	-	-	-
Alleyton Resources	Monahan	4104552	TX	2	-	-	-	-	-	354	-	No	No	-	-	-	-
Alleyton Resources	Potter Plant	4104987	TX	3	-	-	-	-	-	464	-	No	No	-	-	-	-
Alleyton Resources	Smith Plant	4105210	TX	3	-	-	-	-	-	234	-	No	No	-	-	-	-
Alleyton Resources	Vox Plant	4105081	TX	2	1	-	-	-	-	-	-	No	No	-	-	-	-
American Materials	Bailey Mine	3102289	NC	3	-	-	-	-	-	116	-	No	No	-	-	-	-
American Materials	Black Creek Sand Mine	3800722	SC	2	-	-	-	-	-	-	-	No	No	-	-	-	-
American Materials	CAROLINA SAND INC. #230	3800621	SC	3	-	-	-	-	-	688	-	No	No	-	-	-	-
American Materials	CAROLINA SAND INC. #240	3800608	SC	2	-	-	-	-	-	-	-	No	No	-	-	-	-
American Materials	CAROLINA SAND INC. #250	3800673	SC	2	-	-	-	-	-	-	-	No	No	-	-	-	-
American Materials	Dupree Mine	3102282	NC	2	-	-	-	-	-	-	-	No	No	-	-	-	-
American Materials	IVANHOE PIT	3102011	NC	6	3	-	-	-	-	1,908	-	No	No	-	-	-	-
American Materials	Pinner Mine	3102105	NC	-	-	-	-	-	-	-	-	No	No	-	-	-	-
American Materials	Richardson Mine	3800719	SC	3	-	-	-	-	-	116	-	No	No	-	-	-	-
American Materials	Sumter County Sand	3800575	SC	2	1	-	-	-	-	336	-	No	No	-	-	-	-
American Materials	Wade Mine	3102089	NC	3	-	-	-	-	-	244	-	No	No	-	-	-	-
Austin Materials	Hays Quarry	4104514	TX	3	1	-	-	-	-	1,373	-	No	No	-	-	-	-
Austin Materials	Ramming Pit	4104807	TX	1	-	-	-	-	-	971	-	No	No	-	-	-	-
Boxley Materials	Boxley Aggregates-Blue Ridge Plant	4400014	VA	2	1	-	-	-	-	191	-	No	No	-	-	-	-
Boxley Materials	Boxley Aggregates-Fieldale Plant	4400074	VA	3	-	-	-	-	-	644	-	No	No	-	-	-	-
Boxley Materials	Boxley Aggregates-Lawyers Rd Plt	4400015	VA	3	-	-	-	-	-	928	-	No	No	-	-	-	-
Boxley Materials	Boxley Aggregates-Mt Athos Plant	4400106	VA	2	-	-	-	-	-	116	-	No	No	-	-	-	-
Boxley Materials	Boxley Aggregates-Piney River Plant	4400035	VA	3	1	-	-	-	-	929	-	No	No	-	-	-	-
Boxley Materials	Boxley Aggregates-Rich Patch Quarry	4406897	VA	3	1	-	-	-	-	348	-	No	No	-	-	-	-
Boxley Materials	Broad River Crushed Stone, LLC	0901225	GA	2	1	-	-	-	-	464	-	No	No	-	-	-	-
Boxley Materials	McLanahan Crushed Stone	0900050	GA	2	1	-	-	-	-	492	-	No	No	-	-	-	-
Boxley Materials	PSC1 - EXTEC 5000S Screen	4404196	VA	1	-	-	-	-	-	-	-	No	No	-	-	-	-
Con-Agg of MO	Boon Quarries East	2300078	MO	4	2	-	-	-	-	1,567	-	No	No	-	-	-	-
Con-Agg of MO	Boon Quarries West	2300022	MO	1	-	-	-	-	-	116	-	No	No	-	-	-	-
Con-Agg of MO	Boone Quarries Jeff City BQJC	2302221	MO	3	1	-	-	-	-	-	-	No	No	2	2	-	-
Con-Agg of MO	Boone Quarries-North Telsmith Plant	2301894	MO	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Con-Agg of MO	Boonville Quarry	2300097	MO	2	-	-	-	-	-	348	-	No	No	-	-	-	-
Con-Agg of MO	Con-Agg LLC dba Boone Quarries	2302153	MO	3	3	-	-	-	-	1,761	-	No	No	-	-	-	-
Con-Agg of MO	Huntsville Quarry	2302004	MO	1	-	-	-	-	-	232	-	No	No	1	1	1,944	-
Con-Agg of MO	Marshall Junction Quarry	2301253	MO	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Con-Agg of MO	Marshall Quarry	2300099	MO	3	1	-	-	-	-	6,732	-	No	No	-	-	-	-
Con-Agg of MO	Norris Quarries Plant # 1	2301929	MO	2	-	-	-	-	-	232	-	No	No	-	-	116	-
Con-Agg of MO	Norris Quarries Plant #2	2302399	MO	3	-	-	-	-	-	-	-	No	No	-	-	-	-
Con-Agg of MO	Norris Quarries Plant #3	2301930	MO	1	-	-	-	-	-	116	-	No	No	-	-	-	-
Con-Agg of MO	Plant # 65	2301922	MO	1	-	-	-	-	-	232	-	No	No	-	-	-	-
Con-Agg of MO	plant # 80	2302071	MO	1	1	-	-	-	-	556	-	No	No	3	3	-	-
Con-Agg of MO	Plant # 81	2302296	MO	1	-	-	-	-	-	116	-	No	No	-	-	-	-
Con-Agg of MO	Plant #83	2302338	MO	3	-	-	-	-	-	232	-	No	No	-	-	-	-
Concrete Supply	Oakland Sand River Plant	1401742	KS	3	1	-	-	-	-	508	-	No	No	1	1	392	-
Concrete Supply	Silver Lake Plant	1401702	KS	1	-	-	-	-	-	580	-	No	No	-	-	-	-
Continental Cement Company	Davenport Plant	1300125	IA	10	17	-	-	-	-	22,703	-	No	No	9	9	12,119	-
Continental Cement Company	Hannibal Plant	2300217	MO	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Continental Cement Company	Hannibal Underground	2302434	MO	11	6	-	-	-	-	14,655	-	No	No	4	4	27,572	-
Continental Cement Company	Owensville Plant	2301038	MO	2	-	-	-	-	-	348	-	No	No	-	-	-	-
Cornejo & Sons	Durbin Quarry	1401719	KS	5	-	-	-	-	-	1,464	-	No	No	-	-	-	-
Cornejo & Sons	Grove	1401539	KS	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Cornejo & Sons	Kingsbury	1400624	KS	3	-	-	-	-	-	232	-	No	No	-	-	-	-
Cornejo & Sons	Oxford Sand and Gravel	1400522	KS	6	1	-	-	-	-	1,671	-	No	No	-	-	-	-
Cornejo & Sons	Wichita Sand and Gravel	1400543	KS	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Hamm, Inc	85.9	1401759	KS	-	-	-	-	-	-	-	-	No	No	-	-	-	-

Hamm, Inc	Herington Airport	1401698	KS	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Hamm, Inc	Plant # 80002	1401583	KS	1	-	-	-	-	-	-	-	No	No	1	1	460	-
Hamm, Inc	Plant # 80003	1401474	KS	1	-	-	-	-	-	405	-	No	No	-	-	-	-
Hamm, Inc	Plant # 80010	1401687	KS	1	-	-	-	-	-	-	-	No	No	-	-	-	-
Hamm, Inc	Plant # 80011	1401470	KS	2	1	-	-	-	-	348	-	No	No	-	-	-	-
Hamm, Inc	Plant # 80013	1401609	KS	1	-	-	-	-	-	116	-	No	No	-	-	-	-
Hamm, Inc	Plant #80006	1401471	KS	2	-	-	-	-	-	348	-	No	No	-	-	-	-
Hamm, Inc	Plant #80012	1401472	KS	1	-	-	-	-	-	-	-	No	No	-	-	-	-
Hamm, Inc	Plant #81038	1401709	KS	2	-	-	-	-	-	-	-	No	No	-	-	-	-
Hinkle Contracting Company	Allen Co. Stone	1500063	KY	4	-	-	-	-	-	-	-	No	No	-	-	-	-
Hinkle Contracting Company	Barren Co Stone	1506863	KY	4	-	-	-	-	-	-	-	No	No	-	-	-	-
Hinkle Contracting Company	Bassett Stone Company	1500004	KY	3	-	-	-	-	-	232	-	No	No	-	-	-	-
Hinkle Contracting Company	Bourbon Limestone Company	1518415	KY	6	1	-	-	-	-	1,045	-	No	No	-	-	-	-
Hinkle Contracting Company	Casey Stone Company	1500012	KY	3	-	-	-	-	-	116	-	No	No	-	-	-	-
Hinkle Contracting Company	Cave Run Stone	1507194	KY	5	-	-	-	-	-	488	-	No	No	-	-	-	-
Hinkle Contracting Company	Ewing Stone	4400234	VA	3	-	-	-	-	-	521	-	No	No	-	-	-	-
Hinkle Contracting Company	Glass Sand and Gravel	1504261	KY	3	-	-	-	-	-	-	-	No	No	-	-	-	-
Hinkle Contracting Company	Hart County Stone Company	1500035	KY	2	-	-	-	-	-	-	-	No	No	-	-	-	-
Hinkle Contracting Company	Jellico Stone Company	4000057	TN	2	-	-	-	-	-	116	-	No	No	-	-	-	-
Hinkle Contracting Company	Lake Cumberland Stone	1500099	KY	4	1	-	-	-	-	612	-	No	No	-	-	-	-
Hinkle Contracting Company	Lynches River Quarry	3800715	SC	5	3	-	-	-	-	9,016	-	No	No	-	-	-	-
Hinkle Contracting Company	Monroe Co. Stone	1500101	KY	3	-	-	-	-	-	-	-	No	No	-	-	-	-
Hinkle Contracting Company	Natural Bridge Stone	1500075	KY	4	1	-	-	-	-	909	-	No	No	-	-	-	-
Hinkle Contracting Company	Pulaski Stone Company	1519092	KY	1	-	-	-	-	-	-	-	No	No	-	-	-	-
Hinkle Contracting Company	Somerset Stone Company	1500094	KY	4	-	-	-	-	-	-	-	No	No	-	-	-	-
Hinkle Contracting Company	Tipton Ridge Quarry	1500019	KY	5	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Black Canyon 2100	1002146	ID	2	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Crusher 2	0504645	CO	1	-	-	-	-	-	116	-	No	No	-	-	-	-
Kilgore Companies	Crusher 3	0504593	CO	2	-	-	-	-	-	116	-	No	No	-	-	-	-
Kilgore Companies	Crusher1	0504296	CO	1	2	-	-	-	-	432	-	No	No	-	-	-	-
Kilgore Companies	Elam Construction Inc	0504593	CO	2	-	-	-	-	-	116	-	No	No	-	-	-	-
Kilgore Companies	ESG Portable 1	0505047	CO	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Extec S-5 Track Mounted Screen sn9617	0502366	CO	1	-	-	-	-	-	116	-	No	No	-	-	-	-
Kilgore Companies	Grey Goose	0503869	CO	2	1	-	-	-	-	1,397	-	No	No	-	-	-	-
Kilgore Companies	Highland Pit	4200941	UT	2	1	-	-	-	-	693	-	No	No	1	1	577	-
Kilgore Companies	HP 300	0504594	CO	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	KC-Portable 2 (WY)	4801625	WY	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	KC-Portable 3 (WY)	4801626	WY	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Kolberg Portable Belt & Grizzly	4202384	UT	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Lewis & Lewis, Inc Pit #2	4801482	WY	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Maryland Creek	0503800	CO	2	6	-	-	-	1	13,786	-	No	No	-	-	-	-
Kilgore Companies	Metso LT106Track Mounted Jaw Crusher	0504872	CO	1	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Mona Pit	4202212	UT	2	-	-	-	-	-	812	-	No	No	-	-	-	-
Kilgore Companies	Parleys Stone	4202102	UT	2	-	-	-	-	-	116	-	No	No	-	-	-	-
Kilgore Companies	Portable 1	4202528	UT	1	1	-	-	-	-	649	-	No	No	-	-	-	-
Kilgore Companies	Portable 2	4201479	UT	2	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Portable 3	4201823	UT	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Portable 4	4202465	UT	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Portable Crusher G	4202360	UT	1	1	-	-	-	-	707	-	No	No	-	-	-	-
Kilgore Companies	Portable Crusher K	4202523	UT	1	-	-	-	-	-	116	-	No	No	-	-	-	-
Kilgore Companies	PORTABLE CRUSHER UNIT B	4201963	UT	1	1	-	-	-	-	492	-	No	No	-	-	-	-
Kilgore Companies	Portable Crusher, Unit F	4202042	UT	2	1	-	-	-	-	1,225	-	No	No	-	-	-	-
Kilgore Companies	Powerscreen 2100-2	1002147	ID	2	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Rental Plant 1	0504616	CO	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Roadrunner Screen	1001916	ID	-	-	-	-	-	-	-	-	No	No	-	-	-	-

Kilgore Companies	Sierra Ready Mix Quarry Site	2602594	NV	2	3	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Snowstorm Portable Plant	0501013	CO	2	-	-	-	-	-	361	-	No	No	-	-	-	-
Kilgore Companies	Stockton Pit	4202480	UT	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Valley Pit	4200400	UT	3	-	-	-	-	-	126	-	No	No	-	-	-	-
Kilgore Companies	Washplant 1	0504873	CO	1	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Washplant 2`	0504746	CO	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Kilgore Companies	Washplant 3	0504565	CO	1	-	-	-	-	-	116	-	No	No	-	-	-	-
Kilgore Companies	Washplant 4	0503809	CO	5	1	-	-	-	-	1,553	-	No	No	-	-	-	-
Kilgore Companies	West Valley	4201980	UT	3	-	-	-	-	-	291	-	No	No	-	-	-	-
RK Hall Construction	Kirby Crusher #15	0301958	AR	-	-	-	-	-	-	-	-	No	No	-	-	100	-
RK Hall Construction	Pope's Point	3401930	OK	2	3	-	-	-	-	-	-	No	No	2	2	-	-
RK Hall Construction	Sawyer Plant	3401950	OK	3	3	-	-	-	-	1,400	-	No	No	-	-	100	-
Troy Vines	Vines Portable Plant	4103607	TX	-	-	-	-	-	-	-	-	No	No	-	-	-	-
Troy Vines	Vines Sand and Gravel	4103348	TX	-	-	-	-	-	-	-	-	No	No	-	-	-	-